Exhibit 99.1

Continucare Appoints Jacqueline Simkin to the Board of Directors

MIAMI--(BUSINESS WIRE)--Continucare Corporation (AMEX:CNU) today announced the appointment of Jacqueline Simkin to the Company’s Board of Directors, increasing the Board of Directors to eight members. In addition, Ms. Simkin will serve as a member of the Audit Committee and Compensation Committee of the Board of Directors.

Ms. Simkin currently serves as President of Simkin Management Inc., an investment management firm that invests in public and private companies. Previously, she was Chairperson and Chief Executive Officer of The Denver Brick Company until its acquisition by Acme Brick, a division of Berkshire Hathaway. Prior to that, Ms. Simkin was a real estate developer in South Florida. Ms. Simkin is a retired member of the British Columbia Bar Association. She earned her Bachelor of Law Degree from the University of Manitoba and her Master of Law Degree from the University of London.

“We are pleased to welcome Jacqueline Simkin to the Company’s Board of Directors,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “She will provide valuable diversity and a wealth of experience to an already talented Board as we continue to pursue the growth and expansion of our business.”

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. For more information please visit www.continucare.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to our ability to effectively maintain or improve our medical management capabilities and control costs, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, inflationary trends in health care costs, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTACT:
Continucare Corporation, Miami
Fernando L. Fernandez, Senior Vice President – Finance
305-500-2105